Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY

HG HOLDINGS, INC.

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated May [ ], 2020 (the “Prospectus”) of HG Holdings, Inc. a Delaware corporation (“HG Holdings”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York time, on June 19, 2020, (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

Payment of the Subscription Price of $0.65 per full share of HG Holdings common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

Continental Stock Transfer & Trust Company

1 State Street Plaza – 30th Floor

New York, NY 10004

Attn: Reorganization Department

Facsimile Number: (212) 616-7610

Telephone Number for Confirmation:

(917) 262-2378

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Privilege to subscribe for [ ] share(s) of common stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) exercise the Over-Subscription Privilege relating to such Rights, to the extent that shares of common stock that are not otherwise purchased pursuant to the exercise of Rights are available therefore (including any Over-Allotment Shares), subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $0.65 per full share of common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $ either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

Or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Certified check

☐	Bank draft (cashier’s check)

Date of check, or draft:

Check, or draft number:

Bank on which check is drawn or issued:

☐	Wire transfer to:

JP Morgan Chase Bank

Account Name: Continental as agent for HG Holdings Inc.

Routing Number: 021000021

Swift Code: CHASUS33

Account Number: 475-481420

Signature(s)	Address

Names

(Please type or print)	Area Code and Tel. No.(s)
Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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